UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective on January 1, 2023, TTEC Holdings, Inc. (“TTEC” or the “Company”) amended its executive employment agreement with Michelle “Shelly” Swanback, TTEC’s President and Chief Executive Officer of TTEC Engage (the “Swanback Agreement”). The amendment updated the description of Ms. Swanback’s role with the Company and set her annual base salary to $700,000, her annual cash bonus award eligibility to a target of 100% of her annual base salary, and her annual equity-based incentive award eligibility to a target value of $2.5 million, subject to standard vesting and performance requirements. As a retention incentive, the Company also agreed to provide Ms. Swanback, in March 2023, a one-time $2 million equity grant in restricted units of TTEC stock (“RSUs”), vesting in equal increments over a five year period; and $2 million in performance-based RSUs which will be subject to a 3-year cliff vesting period with the actual value of the award to be determined based on the Company’s performance in 2025. All other terms of the Swanback Agreement remain unchanged.

Effective on January 1, 2023, TTEC also amended its executive employment agreement with Dustin J. Semach, TTEC’s Chief Financial Officer (the “Semach Agreement”). The amendment set Mr. Semach’s annual base salary to $500,000, his annual cash bonus award eligibility to a target of 100% of his annual base salary, and his annual equity-based incentive award eligibility to a target value of $1.2 million, subject to standard vesting and performance requirements. As a retention incentive, the Company also agreed to award to Mr. Semach, in March 2023, a one-time $1.25 million RSU grant, vesting in equal increments over a five year period; and $1.25 million in performance-based RSUs which will be subject to a 3-year cliff vesting period with the actual value of the award to be determined based on the Company’s performance in 2025. All other terms of the Semach Agreement remain unchanged.

The foregoing descriptions of the amendments to the Swanback and Semach Agreements are qualified in their entirety by reference to the full text of the amendments, attached as Exhibit 10.85 and Exhibit 10.87, respectively, and incorporated by reference in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.85	Amendment #1 to the Executive Employment Agreement, between TTEC Holdings, Inc. and Michelle “Shelly” Swanback, dated to be effective January 1, 2023.
10.87	Amendment #1 to the Executive Employment Agreement, between TTEC Holdings, Inc. and Dustin J. Semach, dated to be effective January 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: January 6, 2023	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel & Chief Risk Officer